Exhibit 99.1

Aurora Begins Commercial Driverless Trucking in Texas, Ushering in a New Era of Freight
With roundtrip driverless hauls between Dallas and Houston occurring on a regular basis, the company is the first to deploy a self-driving class 8 trucking service in the U.S.

Caption: Aurora’s self-driving trucks hit the road in Texas (credit: Aurora)

Dallas, TX – 5/1/25 – Aurora Innovation, Inc. (NASDAQ: AUR) has successfully launched its commercial self-driving trucking service in Texas. Following the closure of its safety case, Aurora began regular driverless customer deliveries between Dallas and Houston this week. To date, the Aurora Driver has completed over 1,200 miles without a driver. The milestone makes Aurora the first company to operate a commercial self-driving service with heavy-duty trucks on public roads. Aurora plans to expand its driverless service to El Paso, Texas and Phoenix, Arizona by the end of 2025.

“We founded Aurora to deliver the benefits of self-driving technology safely, quickly, and broadly. Now, we are the first company to successfully and safely operate a commercial driverless trucking service on public roads,” said Chris Urmson, CEO and co-founder of Aurora. “Riding in the back seat for our inaugural trip was an honor of a lifetime – the Aurora Driver performed perfectly and it’s a moment I’ll never forget.”

“Our commitment to building a transformative technology, earning trust, and assembling a strong ecosystem of customers and partners have made this pivotal milestone possible,” added Urmson.

Transforming how goods are moved in America
Aurora’s flagship product, the Aurora Driver, is an SAE L4 self-driving system that is first being deployed in long-haul trucking. Trucking is a trillion dollar industry in the U.S. but it faces challenges, including an aging driver population with high turnover rates, skyrocketing operating costs, and underutilized assets. These intensify every year, making the value proposition of autonomy – a solution that will offer safe, reliable capacity without an impact to jobs – highly attractive to the trucking industry.

Aurora’s launch customers are Uber Freight, a market-leading enterprise technology company powering intelligent logistics, and Hirschbach Motor Lines, a veteran-owned carrier that delivers time- and temperature-sensitive freight. Both companies have had long-standing supervised commercial pilots with Aurora.

“When Uber Freight and Aurora came together more than four years ago, we set out to transform the future of logistics—and today, that future is here,” said Lior Ron, Founder and CEO of Uber Freight. "Moving autonomous commercial freight without anyone behind the wheel is a historic step forward in our mission to build a smarter and more efficient supply chain, and one we’re proud to lead alongside Aurora.”

“Aurora’s transparent, safety-focused approach to delivering autonomous technology has always given me confidence they’re doing this the right way,” said Richard Stocking, CEO of Hirschbach Motor Lines. “Transforming an old school industry like trucking is never easy, but we can’t ignore the safety and efficiency benefits this technology can deliver. Autonomous trucks aren’t just going to help grow our business – they’re also going to give our drivers better lives by handling the lengthier and less desirable routes.”

Building Trust in the Aurora Driver
Prior to driverless operations, Aurora closed its safety case, which is how the company assembled evidence to show its product is acceptably safe for public roads. Safety cases are an essential tool for any company deploying autonomous vehicle technology as they promote transparency and build trust with regulators and the public. The company also released a Driverless Safety Report which includes details about the Aurora Driver’s operating domain for initial operations along with Aurora’s approach to cybersecurity, remote assistance, and more safety-critical topics.

Aurora prioritizes consistent transparency and collaboration with elected officials, government agencies, and safety organizations. Entities that were briefed on the Aurora Driver’s readiness for driverless operations include:
●Federal Motor Carrier Safety Administration (FMCSA)
●National Highway Traffic Safety Administration (NHTSA)
●National Transportation Safety Board (NTSB)
●Texas Department of Transportation (TxDOT)
●Texas Department of Public Safety (TxDPS)
●Texas Department of Motor Vehicles (TxDMV)
●Local law enforcement in Texas

Most U.S. states today allow for driverless vehicles, including Texas, New Mexico, and Arizona. As Aurora opens new routes, it will continue to work with stakeholders to ensure there is visibility into the company’s progress. Texas Governor Greg Abbott commented on Aurora’s commercial launch, saying “Texas continues to attract emerging industries because we offer an environment that welcomes entrepreneurs and encourages innovation – key factors in Texas' unmatched economic success. Texas ranks No. 1 for technology and innovation, and that continues as we welcome America's first self-driving trucks.”

“These new, autonomous semis on the I-45 corridor will efficiently move products, create jobs, and help make our roadways safer,” added Governor Greg Abbott. “Texas offers businesses the freedom to succeed, and the Aurora Driver will further spur economic growth and job creation in Texas. Together through innovation, we will build a stronger, more prosperous Texas for generations.”

Safely Deploying the Aurora Driver
The Aurora Driver is equipped with a powerful computer and sensors that can see beyond the length of four football fields, enabling it to safely operate on the highway. In over four years of supervised pilot hauls, the Aurora Driver has delivered over 10,000 customer loads across three million autonomous miles. It has also demonstrated extraordinary capabilities, including predicting red light runners, avoiding collisions, and detecting pedestrians in the dark hundreds of meters away.

Aurora’s Verifiable AI approach to autonomy blends powerful learning models with guardrails to help ensure the rules of the road are followed, like yielding for emergency vehicles. Verifiable AI also played a critical role in enabling Aurora to close its driverless safety case, as it uniquely enables the company to examine and validate the Aurora Driver’s decision making.

Aurora’s launch trucks are equipped with the Aurora Driver hardware kit and numerous redundant systems including braking, steering, power, sensing, controls, computing, cooling, and communication, enabling them to safely operate without a human driver. The truck platform was validated and approved by Aurora for driverless operations on public roads. Aurora believes working with manufacturing partners is the only way to deploy self-driving trucks at scale, and continues to make progress with its partners on purpose-built driverless platforms designed for high-volume production.

The company will share more details about its launch and ongoing commercial operations at its upcoming Q1 business review. Please go to Aurora’s Investor Relations website to register for the webcast.

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About Aurora
Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly to make transportation safer, increasingly accessible, and more reliable and efficient than ever before. The Aurora Driver is a self-driving system designed to operate multiple vehicle types, from freight-hauling trucks to ride-hailing passenger vehicles, and underpins Aurora’s driver as a service products for trucking and ride-hailing. Aurora is working with industry leaders across the transportation ecosystem, including Continental, FedEx, Hirschbach, NVIDIA, PACCAR, Ryder, Schneider, Toyota, Uber, Uber Freight, Volvo Trucks, Volvo Autonomous Solutions, and Werner. To learn more, visit aurora.tech.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, the safety benefits of our technology and product, the benefits of integrating AI into our product, our ability to achieve certain milestones around the development, manufacturing, scaling (including, but not limited to, the opening of new lanes, the fleet capacity and our product’s capabilities) and commercialization, and realization of the potential benefits of the Aurora Driver and related services, and on the timeframe we expect or at all, the market opportunity and the anticipated impact of our product on the freight industry and economy. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Media:
press@aurora.tech

Investor Relations:
Stacy Feit
ir@aurora.tech